As filed with the Securities and Exchange Commission on March 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1808663
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, NC	27713
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan

(Full Title of the Plan)

Martin A. Mattingly

Chief Executive Officer

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Name and Address of Agent For Service)

(919) 806-4682

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John B. Watkins

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, N.W.

Washington, D.C., 20006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	700,000 shares	$2.57(2)	$1,799,000(2)	$209.00

(1)	This registration statement covers shares being added to the Trimeris, Inc. 2007 Stock Incentive Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 10, 2011.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 700,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2007 Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-147430 filed by the registrant on November 15, 2007, relating to the registrant’s 2007 Stock Incentive Plan, except for information required by Items 3, 5 and 8, which are contained below.

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 14th day of March, 2011.

TRIMERIS, INC.

By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Trimeris, Inc., hereby severally constitute and appoint Martin A. Mattingly and James R. Thomas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Trimeris, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin A. Mattingly Martin A. Mattingly	Chief Executive Officer, Director (Principal Executive Officer)	March 14, 2011

/s/ James R. Thomas James R. Thomas	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	March 14, 2011

/s/ Felix J. Baker Felix J. Baker, Ph.D.	Director	March 14, 2011

/s/ Julian C. Baker Julian C. Baker	Director	March 14, 2011

/s/ Stephen R. Davis Stephen R. Davis	Director	March 14, 2011

/s/ Barry D. Quart Barry D. Quart, Pharm.D.	Director	March 14, 2011

INDEX TO EXHIBITS

Number	Description

4.1(1)	Fifth Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated Bylaws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

23.3	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2007 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed on November 8, 2005 and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on November 15, 2007 and incorporated herein by reference.